THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – to be held on JULY __, 2013

AT __PM PACIFIC STANDARD TIME, _________________________ CHILE.

CONTROL ID:      «CONTROL_ID»

REQUEST ID:       «REQUEST_ID»

The undersigned, a stockholder of Li3 Energy, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint  Luis Santillana, Corporate Secretary, proxy with power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held at the _____________________Chile on July __, 2013 at ____ p.m. Pacific Standard Time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

«NAME_1» «NAME_2» «NAME_3» «NAME_4» «ADDRESS_1» «ADDRESS_2» «ADDRESS_3»
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 212-509-5152
EMAIL:	proxy@continentalstock.com

SPECIAL MEETING OF THE STOCKHOLDERS OF Li3 ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR	AGAINST	ABSTAIN
	To approve and adopt the Agreement and Plan of Merger, dated May 21, 2013, by and between Li3 Energy, Inc., Blue Wolf Mongolia Holdings Corp., and Blue Wolf Acquisition Sub, Inc.		☐	☐	☐
						Control ID:	«CONTROL_ID»
Proposal 2		à	FOR	AGAINST	ABSTAIN	REQUEST ID:	«REQUEST_ID»
	To adjourn the special meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes at the special meeting to approve and adopt the merger.		☐	☐	☐
MARK HERE FOR ADDRESS CHANGE ☐

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐		New Address (if applicable): ________________________ ________________________ ________________________

Transact such other business as may properly come before the 2013 Special Meeting and all adjournments and postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR PROPOSALS 1 AND 2.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the approval and adoption of the Agreement and Plan of Merger, dated May 21, 2013, by and between Li3 Energy, Inc., Blue Wolf Mongolia Holdings Corp., and Blue Wolf Acquisition Sub, Inc. and FOR the adjournment of the special meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes at the special meeting to approve and adopt the merger.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2013